                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   Form 8-K/A
                                Amendment No. 1

               Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported):  December 6, 1999
                                                         ----------------


                            WILMAR INDUSTRIES, INC.
                            -----------------------
              (Exact name of registrant specified in its charter)


            New Jersey               0-27424               22-2232386
           -----------------------------------------------------------
           (State or other         (Commission           (IRS Employee
           jurisdiction of         File Number)    Identification No.)
           incorporation)


              303 Harper Drive
              Moorestown, NJ                                  08057
           -----------------------------------------------------------
           (Address of principal executive offices)         (Zip Code)


           Registrant's telephone, including area code: (856) 439-1222
                                                        --------------



        (Former name and former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets
         ------------------------------------

     Effective December 6, 1999, Wilmar Industries, Inc. ("Wilmar" or the "Company") acquired all of the outstanding shares of J.A. Sexauer, Inc., a Delaware corporation ("Sexauer"), its wholly owned subsidiary Sexauer Ltd., a company organized pursuant to the laws of Ontario, Canada ("Sexauer Ltd."), and Trayco of S.C., Inc., a Delaware corporation ("Trayco" and together with Sexauer and Sexauer, Ltd, the "Sexauer Group") from The Dyson-Kissner-Moran Corporation ("DKM") in accordance with a stock purchase agreement dated November 15, 1999 between Wilmar and DKM (the "Stock Purchase Agreement").

     The Company acquired all of the shares of common stock, par value $1.00 per share, of Sexauer and all of the shares of common stock, par value $1.00 per share, of Trayco from DKM for an aggregate consideration of approximately $85 million, payable in cash. The purchase price is subject to post-closing adjustment depending upon the Sexauer Group's net book value on the date of Closing. The purchase price for the Sexauer Group was determined as a result of arms-length negotiations between representatives of the Company and DKM. The transaction is being treated for accounting purposes as a purchase.

     The Sexauer Group, headquartered in Scarsdale, New York, is a leading distributor of plumbing specialties to institutional facilities throughout the United States and Canada. The Company generally intends to continue such uses for the assets of the Sexauer Group, as well as to expand the Sexauer Group's product line to include certain of the maintenance products currently sold by the Company to the apartment house market. The Sexauer Group is now a wholly-owned subsidiary of the Company.

     On December 6, 1999, the Company entered into a revolving credit facility in an aggregate principal amount of $30,000,000 and a term loan facility in an aggregate principal amount of $55,000,000 pursuant to a Credit Agreement among Wilmar and certain of its subsidiaries, First Union National Bank, as administrative agent, and certain banks (the "Loan Agreement"). Proceeds of the new credit facility, along with cash on hand, were used to pay the cash portion of the purchase price and to replace the Company's existing line of credit. The Company's obligations under the Credit Agreement have been guaranteed by certain of the Company's subsidiaries, including the Sexauer Group.

Item 7.  Financial Statements and Exhibits
         ---------------------------------

     (a) Consolidated Financial Statements of the Sexauer Group.

          (1)  Reports of Independent Public Accountants.

          (2) Consolidated Balance Sheets of the Sexauer Group as of January 31, 1999 and January 31, 1998.

          (3) Consolidated Statements of Operations of the Sexauer Group for the years ended January 31, 1999, 1998 and 1997.

          (4) Consolidated Statements of Cash Flows of the Sexauer Group for the years ended January 31, 1999, 1998 and 1997.

          (5) Consolidated Statements of Changes in Stockholders' Equity of the Sexauer Group for the years ended January 31, 1999, 1998 and 1997.

          (6)  Notes to Consolidated Financial Statements.


     (d)  Interim Financial Statements

          (1) Unaudited Balance Sheet of J.A. Sexauer, Inc. and Subsidiary, and Trayco of S.C., Inc. as of October 31, 1999 and January 31, 1999.

          (2) Unaudited Statements of Income and Cash Flows of J.A. Sexauer, Inc. and Subsidiary, and Trayco of S.C., Inc for the nine months ended October 31, 1999 and 1998.

          (3) Unaudited Statements of Changes in Stockholders' Equity of J.A. Sexauer, Inc. and Subsidiary, and Trayco of S.C., Inc. for the periods ending October 31, 1999 and January 31, 1999.

          (4) Notes to Interim Financial Statements

                                   SIGNATURE



  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                             WILMAR INDUSTRIES, INC.


                            By:  /s/ William Sanford
                               ---------------------
                               William Sanford
                               Senior Vice President and Chief Financial Officer
                            (Duly authorized and Principal financial officer)



Date:   March 24, 2000.

                 J.A. SEXAUER, INC. AND SUBSIDIARY,
                 AND TRAYCO OF S.C., INC.

                 COMBINED FINANCIAL STATEMENTS
                 AS OF JANUARY 31, 1999, 1998 AND FOR
                 EACH OF THE THREE YEARS IN THE PERIOD
                 ENDED JANUARY 31, 1999
                 TOGETHER WITH AUDITORS' REPORT

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Shareholder of
J.A. Sexauer, Inc. and Subsidiary,
and Trayco of S.C., Inc.:

We have audited the accompanying combined balance sheets of J.A. Sexauer, Inc. and Subsidiary, and Trayco of S.C., Inc. as of January 31, 1999 and 1998, and the related combined statements of income, stockholder's equity and cash flows for each of the three years in the period ended January 31, 1999. These combined financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of J.A. Sexauer, Inc. and Subsidiary, and Trayco of S.C., Inc., as of January 31, 1999 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended January 31, 1999, in conformity with generally accepted accounting principles.



/s/ Arthur Andersen LLP


New York, New York
November 5, 1999

          J.A. SEXAUER, INC. AND SUBSIDIARY, AND TRAYCO OF S.C., INC.
          -----------------------------------------------------------


                            COMBINED BALANCE SHEETS
                            -----------------------

                        AS OF JANUARY 31, 1999 AND 1998
                        -------------------------------

                       (000's omitted, except share data)
                       ----------------------------------


                                   ASSETS                                             1999            1998
                                -----------                                          -------         -------
CURRENT ASSETS:
 Cash                                                                                $ 1,043         $   949
 Accounts receivable net of allowances of $112 and $112, respectively                 10,952          10,956
 Inventories                                                                          10,501           9,819
 Prepaid expenses and other                                                            1,395           1,285
 Current deferred taxes                                                                  264             260
                                                                                     -------         -------
         Total current assets                                                         24,155          23,269

PROPERTY AND EQUIPMENT, net of accumulated depreciation                                2,420           2,306
of $4,005 and $3,732 for 1999 and 1998, respectively

DEFERRED INCOME TAXES                                                                    730             541

GOODWILL, net of accumulated amortization of $1,229 and $1,147, for 1999 and           1,515           1,597
 1998, respectively

OTHER ASSETS                                                                             663             781
                                                                                     -------         -------
         Total assets                                                                $29,483         $28,494
                                                                                     =======         =======

       LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
 Accounts payable                                                                    $ 6,016         $ 5,667
 Accrued liabilities                                                                   3,071           3,241
 Income taxes payable                                                                    (49)            (20)
                                                                                     -------         -------
                                                                                       9,038           8,888

DUE TO THE DYSON-KISSNER-MORAN CORPORATION                                             6,595           6,891

OTHER LONG-TERM LIABILITIES                                                            2,120           1,753
                                                                                     -------         -------
         Total liabilities                                                            17,753          17,532
                                                                                     -------         -------

STOCKHOLDER'S EQUITY:
 Common stock, par value $1 per share; 3,000 shares authorized; 1,000 shares               1               1
  issued and outstanding
 Additional paid-in capital                                                            3,615           3,615
 Retained earnings                                                                     8,244           7,400
 Accumulated other comprehensive loss                                                   (130)            (54)
                                                                                     -------         -------
         Total stockholder's equity                                                   11,730          10,962
                                                                                     -------         -------
         Total liabilities and stockholder's equity                                  $29,483         $28,494
                                                                                     =======         =======


    The accompanying notes are an integral part of these combined financial statements.

          J.A. SEXAUER, INC. AND SUBSIDIARY, AND TRAYCO OF S.C., INC.
          -----------------------------------------------------------


                         COMBINED STATEMENTS OF INCOME
                         -----------------------------

              FOR THE YEARS ENDED JANUARY 31, 1999, 1998 AND 1997
              ---------------------------------------------------

                                (000's omitted)
                                ---------------



                                                                         1999           1998           1997
                                                                      ---------      ---------      ---------
NET SALES                                                               $75,928        $76,075        $71,364

COST OF SALES                                                            34,623         34,180         31,243
                                                                        -------        -------        -------
         Gross profit                                                    41,305         41,895         40,121

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                             32,072         32,544         30,554
                                                                        -------        -------        -------
         Income before interest and provision for income taxes            9,233          9,351          9,567

INTEREST EXPENSE                                                            598            627            626
                                                                        -------        -------        -------
         Income before provision for income taxes                         8,635          8,724          8,941

PROVISION FOR INCOME TAXES                                                3,568          3,465          3,605
                                                                        -------        -------        -------
         Net income                                                     $ 5,067        $ 5,259        $ 5,336
                                                                        =======        =======        =======


    The accompanying notes are an integral part of these combined financial statements.

          J.A. SEXAUER, INC. AND SUBSIDIARY, AND TRAYCO OF S.C., INC.
          -----------------------------------------------------------


                       COMBINED STATEMENTS OF CASH FLOWS
                       ---------------------------------

              FOR THE YEARS ENDED JANUARY 31, 1999, 1998 AND 1997
              ---------------------------------------------------

                                (000's omitted)
                                ---------------


                                                                             1999             1998             1997
                                                                           ---------        ---------        ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income                                                                  $ 5,067          $ 5,259          $ 5,336
 Adjustments to reconcile net income to net cash
 provided by (used in) operating activities-
     Depreciation                                                                323              307              278
     Amortization                                                                436              542              561
     Deferred income taxes                                                      (193)            (231)            (140)
     Changes in operating assets and liabilities-
       Decrease (increase) in receivables                                          4             (685)            (710)
       (Increase) in inventories                                                (682)          (1,766)            (444)
       (Increase) in prepaid expenses and other                                 (110)            (103)            (458)
       (Decrease) increase in accounts payable, accrued liabilities              150            1,365              631
        and income taxes
       Other, net                                                                138              (16)             130
                                                                             -------          -------          -------
           Net cash provided by operating activities                           5,133            4,672            5,184
                                                                             -------          -------          -------

CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchases of property and equipment, net                                       (506)            (428)            (128)
                                                                             -------          -------          -------
           Net cash (used in) investing activities                              (506)            (428)            (128)
                                                                             -------          -------          -------

CASH FLOWS FROM FINANCING ACTIVITIES:
 Principal payments on debt, net                                                 (14)            (182)            (167)
 Decrease in amount due to parent                                               (296)             (53)            (250)
 Dividends paid to parent                                                     (4,223)          (3,636)          (4,239)
                                                                             -------          -------          -------
           Net cash (used in) financing activities                            (4,533)          (3,871)          (4,656)
                                                                             -------          -------          -------
           Net increase in cash                                                   94              373              400

CASH, beginning of year                                                          949              576              176
                                                                             -------          -------          -------

CASH, end of year                                                            $ 1,043          $   949          $   576
                                                                             =======          =======          =======

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
INFORMATION:
   Cash paid during the year for-
     Interest                                                                $   598          $   605          $   626
                                                                             =======          =======          =======
     Taxes                                                                   $ 3,873          $ 3,896          $ 3,746
                                                                             =======          =======          =======

    The accompanying notes are an integral part of these combined financial statements.

          J.A. SEXAUER, INC. AND SUBSIDIARY, AND TRAYCO OF S.C., INC.
          -----------------------------------------------------------

                  COMBINED STATEMENTS OF STOCKHOLDER'S EQUITY
                  -------------------------------------------

              FOR THE YEARS ENDED JANUARY 31, 1999, 1998 AND 1997
              ---------------------------------------------------

                     (000's omitted, except per share data)
                     --------------------------------------

                                             Common Stock                            Accumulated
                                          ------------------  Additional                Other
                                           Number of           Paid-in    Retained   Comprehensive    Comprehensive
                                            Shares    Amount   Capital    Earnings   Income (Loss)       Income       Total
                                          ----------  ------  ----------  --------   -------------   -------------   ---------

BALANCE, January 31, 1996                      1,000      $1      $3,615   $ 4,680           $  34                     $ 8,330
 Net income                                        -       -           -     5,336               -       $5,336          5,336
 Foreign currency translation adjustments          -       -           -         -              34           34             34
                                                                                                         ------
 Comprehensive income                              -       -           -         -               -       $5,370              -
                                                                                                         ======
 Dividends paid to parent                          -       -           -    (4,239)              -                      (4,239)
                                           ---------  ------  ----------   -------           -----                     -------
 BALANCE, January 31, 1997                     1,000       1       3,615     5,777              68                       9,461
 Net income                                        -       -           -     5,259               -       $5,259          5,259
 Foreign currency translation adjustments          -       -           -         -            (122)        (122)          (122)
                                                                                                         ------
 Comprehensive income                              -       -           -         -               -       $5,137              -
                                                                                                         ======
 Dividends paid to parent                          -       -           -    (3,636)              -                      (3,636)
                                           ---------  ------  ----------   -------           -----                     -------
BALANCE, January 31, 1998                      1,000       1       3,615     7,400             (54)                     10,962
 Net income                                        -       -           -     5,067               -       $5,067          5,067
 Foreign currency translation adjustments          -       -           -         -             (76)         (76)           (76)
                                                                                                         ------
 Comprehensive income                              -       -           -         -               -       $4,991              -
                                                                                                         ======
 Dividends paid to parent                          -       -           -    (4,223)              -                      (4,223)
                                           ---------  ------  ----------   -------           -----                     -------
BALANCE, January 31, 1999                      1,000      $1      $3,615   $ 8,244           $(130)                    $11,730
                                           =========  ======  ==========   =======           =====                     =======

                         The accompanying notes are an integral part of these combined financial statements.

          J.A. SEXAUER, INC. AND SUBSIDIARY, AND TRAYCO OF S.C., INC.
          -----------------------------------------------------------


                     NOTES TO COMBINED FINANCIAL STATEMENTS
                     --------------------------------------

                        JANUARY 31, 1999, 1998 AND 1997
                        -------------------------------

                                (000's omitted)
                                ---------------



1.  SUMMARY OF SIGNIFICANT
    ACCOUNTING POLICIES
    -------------------

Organization and Basis of Combination
-------------------------------------

J.A. Sexauer, Inc. and Subsidiary, and Trayco of S.C., Inc. (the "Companies") are in the business of distributing plumbing, heating and electrical replacement parts to institutional markets in both the United States and Canada. The Companies are wholly owned subsidiaries of The Dyson-Kissner-Moran Corporation ("DKM").

These financial statements are shown on a combined basis for the Companies as of January 31, 1998 and 1999, and for each of the three years in the period ended January 31, 1999. All significant intercompany transactions and account balances between these entities have been eliminated.

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities and the reported amount of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Revenue Recognition
-------------------

The Companies recognize revenue for product sales upon shipment. Estimates for cash discounts and sales returns and allowances are recorded in the period the sales are recorded based upon historical experience.

Inventories
-----------

Inventories, consisting of finished goods, are valued at the lower of cost or market under both the first-in, first-out (FIFO) and the last-in, first-out
(LIFO) cost methods. Inventories valued under the LIFO method amounted to $9,666, $9,062 and $7,530 as of January 31, 1999, 1998 and 1997, respectively;
they would have been $726, $681 and $716 higher than reported in these respective years, had they been valued under the FIFO method.

Property and Equipment
----------------------

Property and Equipment is recorded at cost. Depreciation of property and equipment is provided under the straight-line method based upon estimated useful lives of 10 to 50 years for buildings and improvements, 3 to 10 years for machinery and equipment and 3 to 10 years for furniture and fixtures. Leasehold improvements are amortized over the lesser of the useful life or the term of the lease.

Goodwill
--------

Goodwill represents the excess of the cost over the net assets acquired in connection with DKM's acquisition of the Companies. Goodwill is being amortized on a straight-line basis over 40 years.

Income Taxes
------------

The Companies account for income taxes under the provisions of Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes," which requires the use of an asset and liability method of accounting for deferred income taxes. Under SFAS No. 109, deferred tax assets or liabilities at the end of each period are determined using the tax rate expected to apply to taxable income in the period in which the deferred tax asset or liability is expected to be settled or realized.

Translation of Foreign Currencies
---------------------------------

The Companies' international subsidiary uses its local currency as its functional currency. Assets and liabilities are translated at exchange rates in effect at the balance sheet date, and income and expense accounts at average exchange rates during the period. Resulting translation adjustments are recorded directly to a separate component of stockholder's equity.

Comprehensive Income
--------------------

During the year ended January 31, 1999, the Companies adopted Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income." This statement establishes rules for the reporting of comprehensive income and its components. Comprehensive income consists of net income and foreign currency translation adjustments and is presented in the consolidated statement of stockholder's equity. The adoption of SFAS 130 had no impact on the Companies' combined financial position or results of operations. Prior year financial statements have been reclassified to conform to the SFAS 130 requirements.

Reclassification
----------------

Certain prior year amounts have been reclassified to conform with current year's presentation.

2.    PROPERTY AND EQUIPMENT
      ----------------------

Property and equipment consist of the following as of January 31:

                                                                  1999         1998
                                                               --------     --------
                Land                                             $  308       $  308
                Buildings and improvements                        2,482        2,249
                Furniture and fixtures                            3,144        2,981
                Machinery and equipment                             491          500
                                                                 ------       ------
                                                                  6,425        6,038
                Less- Accumulated depreciation                    4,005        3,732
                                                                 ------       ------
                                                                 $2,420       $2,306
                                                                 ======       ======

3.    EMPLOYEE BENEFIT PLANS
      ----------------------

The Companies have profit sharing plans pursuant to Section 401(k) of the Internal Revenue Code, whereby participants may contribute a percentage of compensation, but not in excess of the maximum allowed under the Internal Revenue Code. The plans provide for discretionary contributions by the Companies, which amounted to approximately $715, $720 and $688 in the fiscal years ended January 31, 1999, 1998 and 1997, respectively.

4.  INCOME TAXES
    ------------

The Companies are included in the consolidated federal income tax return of DKM. The Companies do not have a tax-sharing agreement with DKM. The Companies' federal tax provision is computed using the separate return method, whereby the allocation of current and deferred tax expense is based on what the Companies' provision would have been had the Companies filed a separate return. State taxes are recorded and paid directly to those agencies.

Income taxes are based on pretax earnings, which are segmented geographically for the years ended January 31, as follows:

                                                          1999          1998         1997
                                                        --------     ---------    ---------
                     Domestic                             $8,216       $8,074       $8,114
                     Foreign                                 419          650          827
                                                          ------       ------       ------
                                                          $8,635       $8,724       $8,941
                                                          ======       ======       ======

The components of the income tax provision (benefit) for the years ended January 31, were as follows:

                                                                        1999          1998          1997
                      Current:
                         Federal                                       $3,112        $2,993        $2,932
                         State and local                                  421           424           415
                         Foreign                                          228           279           421
                                                                       ------        ------        ------
                                                                        3,761         3,696         3,768
                      Deferred:
                         Federal                                         (170)         (204)         (142)
                         State and local                                  (23)          (27)          (21)
                                                                       ------        ------        ------
                                                                       $3,568        $3,465        $3,605
                                                                       ======        ======        ======

Reconciliation of the provision for income taxes at the U.S. federal statutory rate of 35% for the years ended January 31, is as follows:

                                                                                 1999          1998          1997
                                                                                -------       ------       -------
           Combined income before income taxes                                   $8,635        $8,724        $8,941
                                                                                 ======        ======        ======

           Expected tax at 35%                                                   $3,022        $3,053        $3,129

           State taxes, net of federal benefit                                      272           255           267

           Foreign taxes in excess of 35%                                           81            51           132

           Other nondeductible items                                                193           106            77
                                                                                 ------        ------        ------
                 Provision for income taxes                                      $3,568        $3,465        $3,605
                                                                                 ======        ======        ======

Deferred tax assets relate primarily to reserves and other accruals, which will be deductible in future periods. There were no valuation allowances for deferred tax assets as of January 31, 1999, 1998 and 1997. Management has determined, based on the Companies' history of operating earnings and their expectations for the future, that operating income will more likely than not be sufficient to fully realize the benefits associated with the deferred tax assets.

5.  RELATED PARTY TRANSACTIONS
    --------------------------

The Companies have agreements with an affiliate, which provide for certain management and related services. Charges of $574, $400 and $400 were incurred for such services during the years ended January 31, 1999, 1998 and 1997, respectively.

The Companies believe that the method for allocating such charges is reasonable and approximates the amount that would have been incurred by the Companies on a stand-alone basis.

Trayco of S.C., Inc. ("Trayco") has a long-term financing arrangement with DKM. Debt under this arrangement is due December 31, 2008 with interest payable monthly at a specified bank's prime rate (7.75%, 8.5% and 8.25% as of January 31, 1999, 1998 and 1997, respectively). Trayco incurred $597, $609 and $593 of interest expense during the years ended January 31, 1999, 1998 and 1997, respectively, for amounts outstanding under this agreement.

Payments made to DKM for federal income taxes in the years ended January 31, 1999, 1998 and 1997 were $3,181, $3,118 and $2,916 respectively.

The Companies paid dividends to DKM of $4,223, $3,636 and $4,239 for the years ended January 31, 1999, 1998 and 1997, respectively.

6.  COMMITMENTS AND CONTINGENCIES
    -----------------------------

The Companies and twenty other subsidiaries of DKM, jointly and severally guarantee obligations under DKM's Credit Agreement and Senior Secured Note Purchase Agreements. At January 31, 1999 and 1998, the amount outstanding under these agreements was $132,615 and $90,020, respectively.

There are various lawsuits and claims pending against the Companies. In the opinion of management, the ultimate resolution of these contingencies will not have a material adverse effect on the financial position and results of operations of the Companies.

The Companies have future minimum rental commitments under noncancelable leases as of January 31, 1999 as follows:

               Year Ending
               January 31,                    Amount
               -------------                ---------
                 2000                         $179
                 2001                          177
                 2002                          174
                 2003                          172
                 Thereafter                     10
                                              ----
                     Total                    $712
                                              ====

Rental expense for the years ended January 31, 1999, 1998 and 1997 was $204, $221 and $214, respectively.

             J.A. SEXAUER AND SUBSIDIARY, AND TRAYCO OF S.C., INC.

                    COMBINED UNAUDITED FINANCIAL STATEMENTS

                             AS OF OCTOBER 31, 1999

          J.A. SEXAUER, INC. AND SUBSIDIARY, AND TRAYCO OF S.C., INC.

                       COMBINED BALANCE SHEETS (UNAUDITED)

                   AS OF OCTOBER 31, 1999 AND JANUARY 31, 1999

                                (000's omitted)

                                                                                           October 31,           January 31,
                                                                                              1999                  1999
                    ASSETS                                                                 ----------            ----------
                    ------
CURRENT ASSETS:
    Cash                                                                                   $    1,376            $    1,043
    Accounts receivable net of allowances of $172 and $112, respectively                       10,201                10,952
    Inventories                                                                                11,467                10,501
    Prepaid expenses and other                                                                  1,184                 1,395
    Current deferred taxes                                                                        471                   264
                                                                                           ----------            ----------
            Total current assets                                                              $24,699               $24,155


PROPERTY AND EQUIPMENT                                                                          2,688                 2,420
    net of accumulated depreciation of $4,599 and $4,055, respectively

DEFERRED INCOME TAXES                                                                             840                   730

    GOODWILL, net of accumulated amoritization of $1,290 and $ 1,208, respectively              1,454                 1,515

OTHER ASSETS                                                                                      789                   663

                                                                                           ----------            ----------
    Total Assets                                                                           $   30,470            $   29,483
                                                                                           ==========            ==========

        LIABILITIES AND STOCKHOLDER'S EQUITY
        ------------------------------------
CURRENT LIABILITIES:
    Accounts payable                                                                       $    4,934            $    6,016
    Accrued liabilities                                                                         3,337                 3,071
    Income taxes payable                                                                          219                   (49)
                                                                                           ----------            ----------
                                                                                                8,490                 9,038

DUE TO THE DYSON-KISSNER-MORAN CORPORATION                                                      7,196                 6,595

OTHER LONG-TERM LIABILITIES                                                                     2,767                 2,120
                                                                                           ----------            ----------
    Total liabilities                                                                          18,453                17,753
                                                                                           ----------            ----------
STOCKHOLDERS EQUITY:
    Common stock, par value $1 per share; 3,000 shares authorized;                                  1                     1
       1,000 shares issued and outstanding
    Additional paid-in-capital                                                                  3,615                 3,615
    Retained earnings                                                                           8,484                 8,244
    Accumulated other comprehensive loss                                                          (83)                 (130)
                                                                                           ----------            ----------
            Total stockholder's equity                                                         12,017                11,730
                                                                                           ----------            ----------
            Total liabilities and stockholder's equity                                     $   30,470            $   29,483
                                                                                           ==========            ==========

          J.A. SEXAUER, INC. AND SUBSIDIARY, AND TRAYCO OF S.C., INC.

                   COMBINED STATEMENTS OF INCOME (UNAUDITED)

             FOR THE NINE MONTHS ENDING OCTOBER 31, 1999 AND 1998

                                (000's omitted)

                                                        For the Nine              For the Nine
                                                         Months Ended              Months Ended
                                                         October 31,               October 31,
                                                             1999                      1998
                                                        --------------           --------------

NET SALES                                                     $59,278                  $56,840

COST OF SALES                                                  26,539                   25,496

                                                        --------------           --------------
        Gross Profit                                           32,739                   31,344

SELLING, GENERAL AND ADMINISTRATIVE                            25,742                   23,510

                                                        --------------           --------------
                                                                6,997                    7,834

INTEREST EXPENSE                                                  431                      945
                                                        --------------           --------------
        Income before provision for income taxes                6,566                    6,889

PROVISION FOR INCOME TAXES                                      2,629                    2,805
                                                        --------------           --------------
        Net income                                             $3,937                   $4,084
                                                         =============            =============

          J.A. SEXAUER, INC. AND SUBSIDIARY, AND TRAYCO OF S.C., INC.

            COMBINED STATEMENTS OF STOCKHOLDER'S EQUITY (UNAUDITED)

          FOR THE PERIODS ENDED OCTOBER 31, 1999 AND JANUARY 31, 1999

                      (000's omitted, except share data)

                                               Common Stock                              Accumulated
                                            ------------------   Additional                 Other
                                            Number of              Paid-in    Retained   Comprehensive   Comprehensive
                                             Shares     Amount     Capital    Earnings   Income (loss)   Income (loss)     Total
                                            ---------  -------   ----------   --------   -------------   ------------   -----------
BALANCE, January 31, 1998                       1,000  $     1   $    3,615   $  7,400   $         (54)                 $    10,962

Net income                                                                       5,067                   $      5,067         5,067

Foreign currency translation adjustments                                                           (76)           (76)          (76)
                                                                                                         ------------
Comprehensive income                                                                                            4,991
                                                                                                         ============
Dividends paid to parent                                                        (4,223)                                      (4,223)
                                            ---------  -------   ----------   --------   -------------                  -----------
BALANCE, January 31, 1999                       1,000        1        3,615      8,244            (130)                      11,730

Net income                                                                       3,937                          3,984         3,937

Foreign currency translation adjustments                                                            47             47            47
                                                                                                         ------------
Comprehensive income                                                                                            3,984
                                                                                                         ============
Dividends paid to parent                                                        (3,697)                                      (3,697)
                                            ---------  -------   ----------   --------   -------------                  -----------
BALANCE, October 31, 1999                       1,000  $     1   $    3,615   $  8,484             (83)                 $    12,017
                                            =========  =======   ==========   ========   =============                  ===========

          J.A. SEXAUER, INC. AND SUBSIDIARY, AND TRAYCO OF S.C., INC.

                   COMBINED STATEMENT OF CASH FLOWS (UNAUDITED)

             FOR THE NINE MONTHS ENDING OCTOBER 31, 1999 AND 1998

                                (000's omitted)

                                                                                        October 31,      October 31,
                                                                                           1999             1998
                                                                                        -----------      -----------
OPERATING ACTIVITIES:
  Net Income                                                                            $     3,937      $     4,084
  Adjustments to reconcile net income to net cash
    provided by operating activities
       Depreciation                                                                             289              279
       Amortization                                                                             356              332
       Deferred income taxes                                                                   (315)              54
       Changes in operating assets and liabilities:
       Decrease in receivables                                                                  751            1,041
       (Increase) in inventories                                                               (966)            (520)
       Decrease (increase) in prepaid expenses and other                                        211             (106)
       (Decrease) increase in accounts payable,
       accrued liabilities and income taxes                                                    (216)          (2,371)
       Other, net                                                                               (57)              20
                                                                                        -----------      -----------
         Net cash provided by operating activities                                            3,990            2,813
                                                                                        -----------      -----------

INTEREST EXPENSE
  Purchases of property and equipment, net                                                     (219)            (527)
                                                                                        -----------      -----------
         Net cash used in investing activities                                                 (219)            (527)
                                                                                        -----------      -----------

FINANCING ACTIVITIES
  Principle payaments on debt, net                                                                -              (14)
  Increase (decrease) in amount due to parent                                                   259                -
  Dividends paid to parent                                                                   (3,697)          (2,267)
                                                                                        -----------      -----------
         Net cash used in financing activities                                               (3,438)          (2,281)
                                                                                        -----------      -----------
NET INCREASE IN CASH                                                                            333                5

CASH, BEGINNING OF PERIOD                                                                     1,043            1,021
                                                                                        -----------      -----------

CASH, END OF PERIOD                                                                     $     1,376      $     1,026
                                                                                        ===========      ===========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
       Cash paid during the year for:
         Interest                                                                               425      $       456
                                                                                        ===========      ===========
         Taxes                                                                                  501      $       538
                                                                                        ===========      ===========

          J.A. SEXAUER, INC. AND SUBSIDIARY, AND TRAYCO OF S.C., INC.

                     NOTES TO INTERIM FINANCIAL STATEMENTS

Note 1 - Basis of Presentation
------------------------------

The condensed consolidated financial statements include the accounts of J.A. Sexauer, Inc. and Subsidiary, and Trayco of S.C., Inc. (the "Companies"). The Companies are wholly owned subsidiaries of the Dyson-Kissner-Moran Corporation ("DKM"). All significant transactions and account balances between these entities have been eliminated.


These financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with
Article 10-01 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, such interim statements reflect all adjustments (consisting of normal recurring adjustments) necessary to present fairly the financial position and the results of operations and cash flows for the interim periods presented. The results of operations for these interim periods are not necessarily indicative of the results to be expected for the full year ending January 31, 2000. These financial statements should be read in conjunction with the audited consolidated financial statements and footnotes included in the Company's Financial Statements for the year ended January 31, 1999.


NOTE 2 - INCOME TAXES
---------------------

The Company provides for income taxes based upon the Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes", which requires an asset and liability approach to financial accounting and reporting for income taxes. Under SFAS No. 109, deferred tax assets or liabilities at the end of each period are determined using the tax rate expected to apply to taxable income in the period in which the deferred tax asset or liability is expected to be settled or realized.

NOTE 3 - TRANSLATION OF FOREIGN CURRENCIES
------------------------------------------

The Companies' international subsidiary uses its local currency as its functional currency. Assets and liabilities are translated at exchange rates in effect at the balance sheet date, and income and expense accounts at average exchange rates during the period. Resulting translation adjustments are recorded directly to a separate component of stockholder's equity.

Note 4 - Commitments and Contingencies
--------------------------------------

The Company is involved in various legal proceedings in the ordinary course of its business, which are not anticipated to have a material adverse effect on the Company's results of operations or financial position.